EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52992) pertaining to the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-63868) pertaining to the Fluor Daniel Craft Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63870) pertaining to Fluor Corporation Salaried Employees’ Savings Investment Plan, the Registration Statement (Form S-8 No. 333-63872) pertaining to TRS 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63858) pertaining to AMECO and Subsidiaries Salaried Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-63860) pertaining to DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan, the Registration Statement (Form S-8 No. 333-63862) pertaining to Fluor Corporation Employees’ Performance Plan, the Registration Statement (Form S-8 No. 333-63864) pertaining to TRS Salaried Employees’ 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-67000) pertaining to 2001 Key Employee Performance Incentive Plan, the Registration Statement (Form S-8 No. 333-84790) pertaining to the Fluor Executive Deferred Compensation Program, the Registration Statement (Form S-8 No. 333-105308) pertaining to the Fluor Corporation 2003 Executive Performance Incentive Plan, the Registration Statement (Form S-8 No. 333-105309) pertaining to the Fluor Corporation Deferred Directors’ Fees Program, the Registration Statement (Form S-8 No. 333-120374) pertaining to TRS 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-120372) pertaining to the Fluor Corporation Salaried Employees’ Savings Investment Plan, the Registration Statement (Form S-8 No. 333-120370) pertaining to the Fluor Daniel Craft Employees 401(k) Retirement Plan, the Registration Statement (Form S-8 No. 333-115080) pertaining to the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, and the Registration Statement (Form S-3 No. 333-121626) and related Prospectus of Fluor Corporation pertaining to the registration of $500,000,000 of common stock and/or debt securities of our reports dated March 3, 2005, with respect to the consolidated financial statements of Fluor Corporation, Fluor Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fluor Corporation included in the Annual Report (Form 10-K) filed on March 4, 2005, for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Orange County, California
March 3, 2005